UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MEDGENICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDGENICS, INC.

435 Devon Park Drive, Building 700

Wayne, Pennsylvania 19087

___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 16, 2015

___________________

TO THE STOCKHOLDERS:

Notice is hereby given that the 2015 annual meeting of stockholders of Medgenics, Inc. will be held on Thursday, April 16, 2015 at 10:00 a.m. local time at The Westin New York at Times Square, 270 West 43rd Street, New York, NY 10036, United States for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect seven (7) persons to serve on our Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

3.	To transact such other proper business as may come before the meeting and any adjournment or postponement of the meeting.

Stockholders of record at the close of business on March 9, 2015 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices at 435 Devon Park Drive, Building 700, Wayne, Pennsylvania, United States.

Scott Applebaum

Corporate Secretary

Wayne, Pennsylvania

March 10, 2015

IMPORTANT: Please vote your shares to assure that your shares are represented at the meeting. You may vote in any of the ways described on the proxy card included in the accompanying materials. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Important notice regarding the availability of proxy materials for the

Annual Meeting of Stockholders to be held on April 16, 2015

Our Proxy Statement and Annual Report to Stockholders are available at http://www.medgenics.com

MEDGENICS, INC.

435 Devon Park Drive, Building 700

Wayne, Pennsylvania 19087

____________

PROXY STATEMENT

____________

This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 10, 2015 and are furnished in connection with the solicitation of proxies by the Board of Directors of Medgenics, Inc. for use at the annual meeting of stockholders of Medgenics to be held on Thursday, April 16, 2015 at 10:00 a.m. local time at The Westin New York at Times Square, 270 West 43rd Street, New York, NY 10036, United States, and at any adjournments or postponements thereof. The proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are also available on the Internet at http://www.medgenics.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common stock at the close of business on March 9, 2015, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. Stockholders do not have the right to cumulate votes in the election of directors. Unexercised warrants and options do not entitle their holders to vote at the meeting.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

•	to vote upon the election of seven directors (Proposal 1);

•	to ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2); and

•	to transact such other proper business as may come before the meeting and any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of record of at least one-third of the votes represented by our issued and outstanding stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 24,842,575 shares of common stock outstanding and entitled to vote at the meeting. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What vote is needed to approve each proposal?

Assuming a quorum is present, directors will be elected by a plurality of all of the votes cast at the meeting. Furthermore, assuming a quorum is present, the ratification of the appointment of our independent registered public accounting firm requires the approval of a majority of the votes cast at the meeting. Any other matters properly presented at the meeting for stockholder approval will require the approval of a majority of the votes cast at the meeting, unless more than a majority of the votes cast is required to approve such other matters under Delaware law. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, such as the election of directors (as discussed further below), will be treated in the same manner as abstentions for purposes of the annual meeting. None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or our charter.

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Can I revoke my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it by:

•	filing a written notice revoking the proxy with our Corporate Secretary at our address;

•	properly signing and forwarding to us at our address a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.

If you wish to revoke your proxy by filing a written notice with our Corporate Secretary, we must receive your written notice no later than 72 hours before the beginning of the annual meeting. If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

How do I vote?

Voting in Person at the Meeting. If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held in “street” name or by a nominee and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” or letter of representation from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with our transfer agent, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

•	By Mail. If you would like to authorize a proxy to vote your shares by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

•	By Internet. You may also have the option to authorize a proxy to vote your shares by the Internet. If this option is available to you, the website for Internet proxy authorization will be printed on your proxy card. Internet proxy authorization is available 24 hours each day until 12:00 a.m., Eastern Time, on April 16, 2015. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

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Voting by Proxy for Shares Registered in “Street” or Nominee Name. If your shares of common stock are held in “street” name or by a nominee, you must follow the voting instructions provided to you by your broker, bank or other nominee holder in order to have your shares of common stock voted on all items. Only your broker, bank or other nominee holder can vote your shares. Without your instructions, your broker is permitted to use its own discretion and vote your shares on certain routine matters (such as the ratification of our independent registered public accounting firm), but is not permitted to use discretion and vote your shares on non-routine matters (such as the election of directors).

Please see the enclosed proxy card for further instructions on how to submit your vote.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and we receive it prior to voting at the meeting, or if you authorize your proxy to vote your shares electronically through the Internet, the shares of stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted “for” the election of the nominees for directors listed in Proposal 1, “for” ratification of our Audit Committee’s selection of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the fiscal year ending December 31, 2015 in Proposal 2, and as recommended by our Board of Directors with regard to all other matters in its discretion.

What happens if additional matters are presented at the annual meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees proposed in this proxy statement to serve on our Board of Directors is unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

How are proxies solicited and who paid for this proxy solicitation?

Solicitation of proxies will be primarily by mail. However, our directors and employees may also solicit proxies by email or telephone or in person, without additional compensation. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by us. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons.

What are the requirements for presenting stockholder proposals and director nominations?

Any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2016 must be received by our Corporate Secretary at our principal executive offices at Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087, by November 11, 2015, unless the date of our 2016 annual meeting is more than 30 days before or after the one-year anniversary date of our 2015 annual meeting. In addition, our bylaws provide that in order for director nominations or stockholder proposals to be properly brought before the meeting, the stockholder must have delivered timely notice to our Corporate Secretary at our principal executive offices at the address listed above. To be timely, notice satisfying the requirements of our bylaws must be delivered not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting (or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered no earlier than 150 days prior to the date of such annual meeting nor after the later of 120 days prior to such annual meeting or 10 days following the date such meeting is first publicly announced). Accordingly, unless the date of our 2016 annual meeting is more than 30 days before or after the one-year anniversary date of our 2015 annual meeting, we must receive notice of any proposals for consideration at the 2016 annual meeting of stockholders no earlier than October 12, 2015 and no later than November 11, 2015.

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If the date of our 2016 annual meeting is more than 30 days before or after the one-year anniversary date of our 2015 annual meeting, we will disclose the new deadlines under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, if applicable, and any applicable requirements of our bylaws and Delaware law. For additional information on how stockholders can recommend candidates to our Board of Directors, see “Board Committees – Nominating and Corporate Governance Committee – Process for Recommending Candidates to our Board of Directors” below.

What other information should I review before voting?

For your review, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which includes financial statements for the fiscal year ended December 31, 2014, is being mailed to you concurrently with the mailing of this proxy statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, however, is not part of the proxy solicitation material. You may also obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 on our website at http://www.medgenics.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, which we sometimes refer to as the SEC.

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PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Our Board of Directors currently consists of nine directors. Each of our current directors, other than Joel S. Kanter and Stephen D. McMurray, M.D., is a nominee in the current election. Mr. Kanter and Dr. McMurray will each retire from the Board upon the expiration of his current term at the annual meeting.

If elected, the seven nominees for election as directors at the annual meeting will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Following the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated these seven nominees for re-election at the annual meeting. In making its recommendations, the Nominating and Corporate Governance Committee considered a number of factors, including its criteria for Board membership, which included the minimum qualifications that must be possessed by a director candidate in order to be nominated for a position on our Board. Our Board of Directors anticipates that, if elected, the nominees will serve as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend.

Vote Required

Assuming a quorum is present, directors will be elected by a plurality of the votes cast at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, but they will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the election of directors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED IN THIS PROPOSAL 1. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Executive Officers

The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the annual meeting, all of whom currently serve as our directors, and the executive officers who are not directors, based on information furnished to us by each nominee and executive officer as of February 2015. Each executive officer is elected annually by our Board of Directors at the first meeting after each annual meeting of stockholders and holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Sol J. Barer, Ph.D., Chairman of the Board of Directors

Dr. Barer, 67, has been our Non-Executive Chairman of the Board since July 2012. He spent most of his professional career with Celgene Corporation, one of the largest, global biopharmaceutical companies. He was Chairman of Celgene from January 2011 until June 2011, Executive Chairman from June 2010 until January 2011 and Chairman and Chief Executive Officer from May 2006 until June 2010. Previously, he was appointed President in 1993 and Chief Operating Officer in 1994 before assuming the CEO position. He also served as Senior Vice President, Science and Technology, and Vice President/General Manager, Chiral Products, from October 1990 to October 1993, and Vice President, Technology, from September 1987 to October 1990.

Dr. Barer serves as Chairman of the Board of InspireMD, Inc. (NYSE MKT: NSPR), a medical device company focusing on the development and commercialization of a proprietary stent system technology, and RestorGenex Corporation (OTCQB: RESX), a company in the field of dermatology and cancer. He also serves as Chairman of the Board of several private companies including Centrexion Corporation, Cerecor, Inc., ContraFect Corporation and Edge Therapeutics, Inc. He also is on the Board of Directors of Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with rare diseases; Amicus Therapeutics, Inc. (NASDAQ: FOLD), a biopharmaceutical company developing therapies for rare and orphan diseases; and Teva Pharmaceutical Industries Ltd. (NYSE: TEVA), a pharmaceutical company specializing in generic and proprietary pharmaceuticals and pharmaceutical ingredients.

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In 2011, Dr. Barer was Chairman of the University of Medicine and Dentistry of New Jersey Governor’s Advisory Committee which recommended sweeping changes in the structure of New Jersey’s medical schools and public research universities. He previously served as a Commissioner of the New Jersey Commission on Science and Technology and was a member of the Board of Trustees of Rutgers - The State University of New Jersey (until 2013). He also served two terms as Chair of the Board of Trustees of BioNJ (2010-2012), the New Jersey biotechnology organization. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University.

We believe that Dr. Barer’s significant executive experience at Celgene Corporation and his leadership roles in other organizations, together with his vast medical background, makes him particularly well-suited to be our Chairman of the Board.

Eugene A. Bauer, M.D., Director

Dr. Bauer, 72, has been a member of our Board since March 2001. He served as Chairman of the Board from July 2005 through June 2012 and as Executive Chairman of the Board from October 2010 through June 2012. He is a Lucy Becker Emeritus Professor in the School of Medicine at Stanford University. Dr. Bauer served as dean of the Stanford University School of Medicine from 1995 – 2001 and as chair of the Department of Dermatology at the Stanford University School of Medicine from 1988 – 1995. He currently serves as a director of privately held Dr. Tattoff, Inc. He also was a co-founder and emeritus member of the Board of Directors of Connetics Corporation, a publicly traded, dermatology-focused therapeutics company which was acquired by Steifel Laboratories and sold to GlaxoSmithKline, Inc. Dr. Bauer is a co-founder and member of the Board of Directors of Dermira, Inc. (NASDAQ: DERM). He also served as a director of Protalex, Inc., Vyteris, Inc., Peplin Biotech, Ltd., PetDRx, Inc. and Prolor Biotech, Inc., which was acquired by Opko Health, Inc. (NYSE: OPK) in 2013. Dr. Bauer was a U.S. National Institute of Health (NIH)-funded investigator for 25 years and has served on review groups for the NIH. Dr. Bauer has been elected to several societies including the Institute of Medicine of the National Academy of Sciences. He received an M.D. from Northwestern University.

We believe that Dr. Bauer’s extensive experience managing biopharmaceutical and life science companies, together with his vast medical background, makes him particularly well-suited to be a member of the Board.

Isaac Blech, Director

Mr. Blech, 65, was appointed to our Board in June 2011. Prior to his election as a director, he had served as a member of our Strategic Advisory Board since February 2011. Mr. Blech is a renowned biotechnology entrepreneur and investor, who, over the past 34 years, has founded and served on the boards of companies which have produced major advances in a broad array of diseases, including the diagnosis of chlamydia, herpes, syphilis and HIV, and the treatment of cystic fibrosis, sexual dysfunction, multiple myeloma and brain cancer. The companies he established include Celgene Corporation, ICOS Corporation, Nova Pharmaceutical Corporation, Pathogenesis Corporation and Genetics Systems Corporation. Mr. Blech is a major shareholder and Director of ContraFect Corporation, a major shareholder and Vice Chairman of Cerecor, Inc., a major shareholder and Vice Chairman of Edge Therapeutics and a major shareholder and Vice Chairman of Centrexion Corporation. He is also a major shareholder and Vice Chairman of RestorGenex Corporation (OTCQB: RESX), a major shareholder and Vice Chairman of The SpendSmart Payments Company (OTCQB: SSPC) and a major shareholder and director of root9B Technologies, Inc. (OTCBQ: RTNB). We believe that Mr. Blech’s broad experience as a founder, director and major investor in numerous biotechnology companies, combined with his past experience as a member of our Strategic Advisory Board, highly qualifies him as a member of our Board.

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Alastair Clemow, Ph.D., Director

Dr. Clemow, 63, was appointed to our Board in August 2010. Dr. Clemow serves as President and Chief Executive Officer of Regentis Biomaterials, a private company developing an innovative material for cartilage repair. Previously he held the position of President and Chief Executive Officer in a number of companies that he helped found including Nexgen Spine, which developed an artificial spinal disc and which was acquired by K2M in 2011, Gelifex Inc., which developed an innovative spinal nucleus replacement implant and which was acquired by Synthes Spine in 2004, and Minimally Invasive Surgical Technologies, which developed a novel series of implants for minimally invasive total knee replacement and which was acquired by MAKO in 2005. From 2000 to 2004, Dr. Clemow served as Principal of Tanton Technologies, an organization that provided strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies. Prior to that, Dr. Clemow served in numerous positions with Johnson & Johnson from 1981 to 2000, including Vice President of Worldwide Business Development for Ethicon Endo-Surgery Inc., Vice President of New Business Development for Johnson & Johnson Professional Inc. and Director of Research and Development of Johnson & Johnson Orthopedics. In those capacities, Dr. Clemow was responsible for acquiring or developing what today represents billions of dollars of Johnson & Johnson revenue. Dr. Clemow currently serves on the boards of BioMedical Enterprises, Inc. and Regentis Ltd., and has served on the boards of numerous other private and public companies, including Kinetic Muscles Inc., Vyteris Inc., HydroCision, Inc., Echo Healthcare Inc., Encore Medical, and Prolor Biotech, Inc., which was acquired by Opko Health, Inc. (NYSE: OPK) in 2013. Dr. Clemow is the holder of 12 U.S. patents and holds an M.B.A. in Finance from Columbia University and a Ph.D. in Metallurgy from University of Surrey, Guildford, United Kingdom.

With over 30 years of senior management experience within healthcare companies, including Johnson & Johnson, as well as a member of the boards of numerous public and private companies, we believe that Dr. Clemow is a valuable asset to our Board.

Michael F. Cola, Director, President and Chief Executive Officer

Mr. Cola, 55, was appointed our President and Chief Executive Officer, and to serve on our Board, in September 2013. Prior to joining our company, Mr. Cola served as President of Specialty Pharmaceuticals at Shire plc, a global specialty pharmaceutical company, from 2007 until April 2012. He joined Shire in 2005 as EVP of Global Therapeutic Business Units and Portfolio Management. Prior to joining Shire, he was with Safeguard Scientifics, Inc., a growth capital provider to life sciences and technology companies, where he served as President of the Life Sciences Group. While at Safeguard, Mr. Cola served as Chairman and CEO of Clarient, Inc., a cancer diagnostics company subsequently acquired by GE Healthcare, and as Chairman of Laureate Pharma, Inc., a full-service contract manufacturing organization serving research-based biologics companies. Prior to Safeguard Scientifics, Mr. Cola held senior positions in product development and commercialization at AstraMerck, a top 20 U.S. pharmaceutical company, and at AstraZeneca, a global biopharmaceutical company. Mr. Cola received a B.A. in biology and physics from Ursinus College and an M.S. in biomedical science from Drexel University. He serves on the Board of Directors of Vanda Pharmaceuticals Inc. (NASDAQ: VNDA), Sage Therapeutics, Inc. (NASDAQ: SAGE) and Pennsylvania BIO, the statewide association representing the bioscience community. He previously served on the Board of Directors of NuPathe Inc., which was acquired by Teva Pharmaceutical Industries Ltd. in 2014. He also currently serves as Chairman of the Board of Governors of the Boys & Girls Clubs of Philadelphia.

We believe that Mr. Cola’s extensive experience in the pharmaceutical and life sciences industry, and his role as the President and Chief Executive Officer of our company, makes him particularly well-suited to be a member of the Board.

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Wilbur H. (Bill) Gantz, Director

Mr. Gantz, 77, joined our Board in October 2013. Mr. Gantz has been the President of PathoCapital, an investor in healthcare companies, since March 2009. He previously served as Executive Chairman and Chief Executive Officer of Ovation Pharmaceuticals, Inc., which was sold to Lundbeck, AG in 2009, and as Chairman, Chief Executive Officer and President of PathoGenesis Corporation, a biopharmaceutical company that was sold to Chiron, Inc. in 2000. Prior to founding PathoGenesis, from 1987 to 1992 he served as President of Baxter International, Inc., a manufacturer and marketer of healthcare products. He joined Baxter in 1966 and held various management positions, including Vice President, Europe and President, International Division, prior to being named Executive Vice President and Chief Operating Officer in 1980. During the past five years, Mr. Gantz served on the board of directors of W.W. Grainger, Inc. He is a trustee of The Field Museum of Natural History. Mr. Gantz holds a BA degree from Princeton University, where he graduated cum laude, and an MBA from Harvard Business School.

We believe that Mr. Gantz’s extensive experience managing biopharmaceutical and healthcare companies makes him particularly well-suited to be a member of the Board.

Joseph J. Grano, Jr., Director

Mr. Grano, 67, has been a member of our Board since March 2013. Since 2004, he has served as Chairman and CEO of Centurion Holdings LLC, a provider of advisory services to public and private clients on business strategy and capital markets access. From 2001 to 2004, he was Chairman and CEO of UBS Financial Services Inc. (formerly UBS PaineWebber), where he was instrumental in helping to bring about the merger of PaineWebber with UBS in 2000. Prior to joining PaineWebber, he held various senior management positions at Merrill Lynch including Director of National Sales. Mr. Grano also serves as Chairman and CEO of root9B Technologies, Inc. (OTCBQ: RTNB). Mr. Grano is the former Chairman of the Board of Governors of the National Association of Securities Dealers (NASD) (predecessor to the Financial Industry Regulatory Authority (FINRA)), and a former member of the NASD’s Executive Committee. He was appointed by President George W. Bush in 2002 to serve as the Chairman of the Homeland Security Advisory Council, a position he held until August 2005. Mr. Grano was a captain in the U.S. Special Forces (Green Berets), and is a member of the Council for the United States and Italy, a member of the City University of New York's Business Leadership Council and a former member of the National Board of D.A.R.E. He holds honorary Doctor of Laws degrees from Pepperdine University and Babson College, as well as an honorary Doctor of Humane Letters degree from Queens College. He previously served on the Board of Directors of the YMCA of Greater New York and of Lenox Hills Hospital in New York City.

We believe that Mr. Grano’s extensive financial services experience, which is important for a growing company raising funds, highly qualifies him as a member of our Board.

Executive Officers who are not Directors

John H. Leaman, M.D., Chief Financial Officer

Dr. Leaman, 42, joined our company in September 2013. Prior to that, Dr. Leaman served as VP of Commercial Assessment at Shire plc, a global specialty pharmaceutical company, with responsibility for the strategic assessment of licensing and M&A opportunities, including Shire’s acquisition of SARcode Bioscience Inc. Prior to joining Shire in 2011, from 2007 to 2011, Dr. Leaman was a Principal at Devon Park Bioventures, a venture capital fund targeting investments in therapeutics companies, where he oversaw the fund’s investment and corporate board duties in life science investments including Proteon Therapeutics, Inc., Inotek Pharmaceuticals Corp., ZS Pharma, Inc. and MicuRx Pharmaceuticals, Inc. Prior to that, he was an Associate Principal at McKinsey & Company, where he provided consulting services to senior management of several top 20 pharmaceutical companies including M&A and corporate finance, payer/reimbursement strategies and strategic product development. Dr. Leaman received an M.D. and an M.B.A. from the University of Pennsylvania’s School of Medicine and Wharton School, respectively. He received a degree in Psychology, Philosophy and Physiology at Oriel College, University of Oxford, while completing a Rhodes scholarship. Dr. Leaman received a B.S. in biology from Elizabethtown College.

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Garry A. Neil, M.D., Chief Scientific Officer

Dr. Neil, 61, joined our company in September 2013. Prior to that, Dr. Neil was a Partner at Apple Tree Partners, a life sciences private equity fund. Prior to joining Apple Tree Partners in 2012, he was Corporate VP of Science & Technology at Johnson & Johnson, and Group President at Johnson & Johnson Pharmaceutical Research and Development. Prior to joining Johnson & Johnson in 2002, he held senior positions at AstraZeneca, EMD Pharmaceuticals and Merck KGaA. Under his leadership a number of important new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He serves on the Boards of the Reagan Udall Foundation and the Foundation for the U.S. National Institutes of Health (NIH), and is a member of the Science Management Review Board of the NIH. He is a past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board.

Scott Applebaum, Chief Legal Officer

Mr. Applebaum, 48, joined our company in September 2014. Prior to that, Mr. Applebaum spent the last ten years at Shire Pharmaceuticals, most recently as Senior Vice President of the Neuroscience Business Unit based in Nyon, Switzerland. He initially joined Shire in 2004 as Senior Vice President, Associate General Counsel. He then transitioned to Regulatory Affairs, with overall responsibility for the regulatory strategy, execution, operations and compliance for Shire Specialty Pharmaceutical products worldwide. Mr. Applebaum began his pharmaceutical career at Bristol-Myers Squibb, where he eventually rose to serve as Senior Counsel of the U.S. Medicines and Medical Imaging business unit. He currently serves on the Board of Governors of the Boys & Girls Clubs of Philadelphia. Mr. Applebaum holds a Juris Doctor from Stanford Law School and a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.

Director Independence

Our Board of Directors has determined that each of our current directors, with the exception of Mr. Cola, qualifies as “independent” under the listing standards of the NYSE MKT, federal securities laws and SEC rules with respect to members of boards of directors and members of all board committees on which such director serves. The Board determined that Mr. Cola is not independent because he serves as an executive officer of our company. In making its determination, the Board considered the compensation previously received by Dr. Bauer as a consultant to our company, which did not exceed $120,000 during any twelve-month period within the last three years.

Board Leadership Structure and Role in Risk Oversight

In accordance with our bylaws, our Board of Directors elects our President (who is our Chief Executive Officer) and may elect a Chairman of the Board, who serves as our Chief Executive Officer if there is no President. Each of these positions may be held by the same or separate persons. Our Board has not adopted a policy as to whether the role of the President and Chairman of the Board should be separate. However, these positions are currently held by separate persons. We believe that separating these positions better allows our President to focus on our day-to-day business, while allowing the Chairman to lead our Board in providing advice to and oversight of management and to establish the agenda and preside at meetings of our stockholders and Board of Directors. We also believe that having Board leadership independent of management helps ensure critical and independent thinking with respect to our strategy and performance. Our Chief Executive Officer is a member of our Board of Directors, which helps to ensure that management’s insight is directly available to the directors in their deliberations.

Currently, our Non-Executive Chairman of the Board is Dr. Barer and our Chief Executive Officer is Mr. Cola. As discussed above, our Board of Directors has determined that Dr. Barer qualifies as “independent” under the listing standards of the NYSE MKT.

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Our Board of Directors has an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management. Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for discussing guidelines and policies governing the process by which our senior management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee also evaluates the policies implemented by management to assure the adequacy of internal controls and the financial reporting process, including security surrounding assets and computerized information systems, and to monitor compliance with laws and regulations and our code of business conduct and ethics. It is also the responsibility of the Audit Committee to investigate employee misconduct or fraud.

Board Committees

Our Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. From time to time, our Board may form additional committees to address specific issues or tasks.

Audit Committee

The Audit Committee has primary responsibility for monitoring the quality of internal financial controls and ensuring that our financial performance is properly measured and reported on. It receives and reviews reports from management and auditors relating to the quarterly and annual accounts and the accounting and internal control systems in use throughout our company.

The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee meets not less than quarterly and has unrestricted access to our auditors.

Members of the Audit Committee are Mr. Kanter (as Chairman), Dr. Clemow and Mr. Gantz, each of whom satisfies the independence requirements of NYSE MKT and SEC rules and regulations. Mr. Gantz is expected to succeed Mr. Kanter as Chairman effective as of Mr. Kanter’s retirement from the Board at the annual meeting. Our Board has not yet determined who will fill the resulting vacancy on the Audit Committee. Each of Mr. Kanter and Mr. Gantz qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Kanter and Mr. Gantz as “audit committee financial experts” does not impose on them any duties, obligations or liability that are greater than those that are generally imposed on them as a member of the Audit Committee and our Board of Directors, and their designation as “audit committee financial experts” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Audit Committee met six times in the fiscal year ended December 31, 2014. The Audit Committee is governed by a charter, which is available on our website at http://www.medgenics.com.

Compensation Committee

The Compensation Committee is responsible for setting our overall compensation policy, and reviews and determines the compensation paid to our executive officers and directors. The Compensation Committee annually reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates the performance of our Chief Executive Officer in light of those goals and objectives. The Compensation Committee also periodically reviews and has the authority to determine and approve, or review and recommend to our Board for approval if the Compensation Committee so elects, all other senior executive officer compensation. The Compensation Committee also makes recommendations to our Board on proposals for the granting of stock options and other equity incentives pursuant to any stock option plan or equity incentive plan in operation from time to time. Our Chief Executive Officer makes recommendations to the Compensation Committee as to option grants for our other executive officers and assists the Compensation Committee in determining if annual bonus goals have been met. The Compensation Committee meets at least three times each fiscal year and at such other times as the Chairman of the Compensation Committee requires.

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The Compensation Committee may form and delegate authority and responsibilities to any subcommittee or any member of the Compensation Committee for any purpose that the Compensation Committee deems appropriate. The Compensation Committee has the authority to retain outside professionals, consultants or advisors as it determines appropriate to assist in the performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of compensation for our executive officers and directors, and to approve the outside consultant’s or advisor’s fees and other retention terms. The Compensation Committee has full authority to commission any reports or surveys that it deems necessary to help it fulfill its obligations.

Members of the Compensation Committee are Dr. Clemow (as Chairman), Mr. Blech and Mr. Grano, each of whom satisfies the independence requirements of the NYSE MKT. Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee met five times in the fiscal year ended December 31, 2014. The Compensation Committee is governed by a charter, which is available on our website at http://www.medgenics.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for leading the process for considering future appointments to our Board and makes recommendations to our Board of candidates for appointment and annual election. The Nominating and Corporate Governance Committee meets at least once during each fiscal year and at such other times as the Chairman of the Nominating and Corporate Governance Committee requires.

Members of the Nominating and Corporate Governance Committee are Mr. Grano (as Chairman), Mr. Blech, Dr. Clemow, Mr. Gantz, Mr. Kanter and Dr. McMurray, each of whom satisfies the independence requirements of the NYSE MKT.

The Nominating and Corporate Governance Committee met two times in the fiscal year ended December 31, 2014. The Nominating and Corporate Governance Committee is governed by a charter, which is available on our website at http://www.medgenics.com. The charter sets forth the criteria for selecting potential Board members, which include, among other things, the possession of experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity and diversity so as to enhance our Board’s ability to manage and direct the affairs and business of our company, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the listing standards of the NYSE MKT. Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. In identifying suitable candidates, the Nominating and Corporate Governance Committee may use open advertising or the services of external advisers to facilitate the search. Each of the candidates for director named in this proxy statement has been recommended by the Nominating and Corporate Governance Committee and approved by our Board of Directors for inclusion on the enclosed proxy card.

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Process for Recommending Candidates to our Board of Directors

The charter of our Nominating and Corporate Governance Committee also provides for the consideration of candidates for election to our Board of Directors recommended by stockholders. Our Nominating and Corporate Governance Committee will evaluate a director candidate recommended by stockholders in the same manner as it evaluates director candidates recommended otherwise. Stockholder recommendations for candidates to our Board of Directors must be directed in writing to our Corporate Secretary, Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve and information regarding any relationships between the candidate and our company, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for selecting potential Board members described above. This information should be submitted in the time frame described under “Questions and Answers About the Annual Meeting – What are the requirements for presenting stockholder proposals and director nominations?” above.

Meetings and Attendance

Our Board of Directors met six times in the fiscal year ended December 31, 2014. Each director attended at least 75% of the aggregate number of board and applicable committee meetings in 2014 during their respective periods of service.

We encourage but do not require board members to attend our annual meetings of stockholders. All of our directors were in attendance at our annual meeting of stockholders in 2014.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at http://www.medgenics.com. We intend to disclose on our website any amendment to, or waiver from, the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or the NYSE MKT.

Stockholder Communications

Stockholders who wish to communicate with our Board of Directors, committee chairmen, any other individual director or the non-management or independent directors as a group are welcome to do so in writing, addressed to the director(s) or the entire Board of Directors, in care of our Corporate Secretary, Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087. Anyone wishing to contact our Audit Committee may do so in writing, addressed to the attention of the Chairman of the Audit Committee, Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087. To make confidential submissions to either of the above, please indicate “confidential” on any correspondence.

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Compensation Objectives and Philosophy

This section explains the policies and decisions that shape our executive compensation program, including its specific objectives and elements, as it relates to our “named executive officers,” or “NEOs,” whose compensation information is presented in the tables following this discussion. The Compensation Committee believes that our executive compensation program is appropriately designed to incentivize our NEOs to work for our long-term prosperity through pay-for-performance incentives, is reasonable in comparison with the levels of compensation provided by comparable companies, discourages our NEOs from assuming excessive risks, and reflects a reasonable cost. We believe our NEOs are critical to the achievement of our corporate goals, through which we can drive stockholder value.

Our executive compensation program and our corresponding NEO compensation packages are designed around the following objectives:

•	Attract, motivate, and retain talented and dedicated individuals to contribute to our growth and success by providing competitive compensation opportunities consistent with industry practices where we compete for talent;

•	Align our NEOs’ compensation opportunities with long-term stockholder value creation; and

•	Maintain a reasonable and responsible cost structure.

Elements of Compensation

The Compensation Committee regularly reviews our allocation of compensation elements to ensure alignment with strategic and operating goals and competitive market practices. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation elements, such as base salaries, benefits, and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to reward successful long-term performance and execution of our business strategy, and to strongly align our NEOs’ interests with those of stockholders.

Our NEO compensation program generally is comprised of the following elements:

•	Base salary;

•	Annual bonuses;

•	Long-term equity compensation; and

•	Benefits and perquisites.

Base Salary. Base salaries generally are initially negotiated and set forth in employment agreements with our NEOs and generally may not be reduced without the respective NEO’s consent. Thereafter, the Compensation Committee reviews the salaries of our NEOs periodically in consultation with its outside compensation consultant. In determining base salaries, the Compensation Committee members take into consideration their understanding of the compensation practices of comparable companies (based on size and stage of development), independent third party market data such as compensation surveys, individual experience and performance adjusted to reflect individual roles, and contribution to our clinical, regulatory, commercial, and operational performance. None of the foregoing factors has a dominant weight in determining the base salaries of our NEOs, and the Compensation Committee considers the factors as a whole when considering such compensation. In addition, the Compensation Committee uses comparative data regarding compensation paid by comparable companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies (rather than as part of a formula).

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We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.

Annual Bonuses. Our NEOs are eligible to receive annual bonuses based upon performance. Each NEO’s employment agreement generally provides a target level of annual bonus reflected as a percentage of annual base salary. The amount of annual bonus actually paid to our NEOs for a given year is based on various factors, including, among others, the achievement of various operating milestones based on scientific and business goals and our financial and operational performance. Certain annual bonuses for our NEOs are also determined, in part, based on certain individual goals for our NEOs, which are specific to the individual’s responsibilities and position within our company. Ultimately, the Compensation Committee has discretion to modify any annual bonus payouts (upwards or downwards) as appropriate to ensure program objectives are met, taking into consideration a variety of company-specific or market factors.

We believe that annual bonuses payable based on the achievement of short-term corporate goals incentivize our NEOs to create stockholder value and attain short-term performance objectives.

Long-Term Equity Compensation. In order to provide a significant retention incentive and to ensure a strong link to the long-term interests of our stockholders, we provide a portion of our total compensation in the form of equity compensation—primarily, stock options. Our NEOs are eligible to receive awards at the discretion of the Compensation Committee. Equity awards are primarily granted under our Stock Incentive Plan, which we initially adopted in March 2006 and, with stockholder approval, subsequently amended, most recently in 2014. The Stock Incentive Plan is administered by the Compensation Committee.

The Compensation Committee believes that granting stock options provides our NEOs with a strong economic interest in maximizing stock price appreciation over the long term. The Compensation Committee also believes that granting stock options can be useful in retaining and recruiting the key talent necessary to ensure our continued success. The exercise price of stock options is based on the value of a share of our common stock on the date of grant. The options, therefore, do not have any value to the NEO unless the market price of our common stock rises, which aligns the interests of our NEOs with those of our stockholders. Through these option grants, we seek to emphasize the importance of improving the performance of our stock price, increasing stockholder value over the long term.

Stock option grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other awards to NEOs based upon a review of competitive compensation data, its assessment of individual performance, a review of each NEO’s existing long-term incentives, and retention considerations. The timing of grant dates is not based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. All stock option awards are granted with an exercise price not less than the closing sale price of our common stock on the NYSE MKT on the date of grant. The Compensation Committee is currently considering the annual grant of stock options as part of our company’s overall compensation program, but it has not made any final determinations on this matter.

Benefits and Perquisites. Benefits are provided to our U.S.-based NEOs pursuant to the terms of their respective employment agreements and currently include paid time-off and holidays and monthly payments to cover the cost of COBRA continuation coverage while our company does not have in place a medical and dental insurance program for U.S. employees.

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As an additional benefit to Ms. Bellin, who is our only NEO based in Israel, we contributed to certain funds amounts equaling a total of approximately 15% of her gross salary for certain severance and pension plans and other savings plans for the benefit of Ms. Bellin. In addition, in accordance with customary practice in Israel, Ms. Bellin’s employment agreement requires us to contribute towards her professional studies, and to provide annual recreational allowances, a company car, and a company phone.

We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of NEOs at comparable companies. These benefits represent a relatively small portion of our NEOs’ total compensation.

Compensation Setting Process

Overview

Generally, the Compensation Committee reviews and, as appropriate, approves compensation arrangements for our NEOs from time to time but not less than once per year. When creating an NEO’s overall compensation package, the Compensation Committee considers the different elements of our compensation in light of the role the NEO will play in achieving our near term and longer term goals, as well as the compensation packages provided to similarly situated executives at companies we consider to be comparable to us. As described above, our NEOs’ compensation elements are base salary, annual bonus, long-term equity compensation, and benefits and perquisites. We do not predetermine an allocation of the overall compensation to be represented by the various compensation elements.

The Compensation Committee’s intention is that the incentives provided by the annual bonus and the equity compensation elements constitute a substantial portion of our NEOs’ total compensation, such that a significant portion of potential compensation is at risk in any given year. The Compensation Committee believes that having a significant portion of our NEOs’ compensation packages at risk will contribute to cultivating a culture in which our NEOs aggressively pursue our corporate performance and strategic goals as they know that their take home pay, to a large extent, depends upon our performance and, to some extent, their contribution to our performance. Additionally, the incorporation of significant equity incentives is designed to mitigate the risk that our NEOs will pursue short-term outcomes at the expense of long-term stockholder value. Performance-based annual bonuses may be made based on the achievement of short-term corporate goals designed to incentivize the executives to create stockholder value and attain short-term performance objectives.

We believe that the combined mix of the pay elements described above allows us to provide a competitive, cost-effective total compensation package to our NEOs, largely based on achievement of value-driving milestones. More specifically, the Compensation Committee believes this structure ties an appropriate amount of our NEOs’ potential compensation to performance.

Role of Our Chief Executive Officer

Our Chief Executive Officer has no role in setting his compensation. However, our Chief Executive Officer recommends to the Compensation Committee for its approval proposed corporate performance and strategic goals and their relative weighting for the upcoming fiscal year, in addition to providing input on the level of attainment of the prior year’s goals for purposes of determining awards under the annual bonus plan and Stock Incentive Plan for all of our NEOs, including our Chief Executive Officer. Finally, our Chief Executive Officer regularly provides input to the Compensation Committee during the course of the year regarding the performance and compensation of our other NEOs.

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Role of Compensation Consultants

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts, and others to assist it in carrying out its delegated duties. In 2014, the Compensation Committee engaged Radford, an Aon Hewitt company, as compensation consultants to provide benchmarking data and analyses for peer companies in the United States and Israel. The Compensation Committee considered Radford’s analyses and recommendations, and acted to ensure competitive compensation packages of salaries, bonuses and long-term equity incentives for employees in the United States and Israel, targeting market 50th percentile for salaries and bonuses, and targeting 75th percentile for long-term incentives in the form of stock options. Although we intend to target these percentiles for all of our employees (including our executive officers) in the future, the compensation of each of our NEOs for 2014 was determined based on their respective employment agreements and was not impacted by the Radford analysis.

The Compensation Committee conducted a conflict of interest assessment by using the factors applicable to compensation consultants under SEC rules and did not believe that the retention of Radford to advise it on the compensation matters described above created a conflict of interest.

Compensation Benchmarking

In any year the Compensation Committee may benchmark the compensation for our NEOs with that of executives with similar positions in our industry, adjusting for known or perceived differences between our NEOs’ experience and levels of responsibility with the job descriptions reflected for the generalized survey data, but did not do so for 2014.

Evaluations

The Compensation Committee evaluates the performance of our NEOs in light of established performance goals and objectives at least once per year. Based upon these evaluations, the Compensation Committee determines the annual compensation for our NEOs, including any increase to base salary, annual cash bonus, and equity compensation. In its evaluation of our NEOs, the Compensation Committee considers, among other things, the following:

•	Overall management of our company;

•	Progress achieved by our research and development efforts;

•	The maintenance of successful relationships with our Board and stockholders and with employees;

•	Our financial performance with respect to the preparation of and compliance with our budget, including capital reserves;

•	Success in securing additional grants and funding from third-party sources; and

•	Regulatory compliance.

2014 Executive Compensation Summary

Throughout 2014, our company was guided by our executive management team consisting primarily of Mr. Cola, President and Chief Executive Officer; Dr. Leaman, Chief Financial Officer; and Dr. Neil, Chief Scientific Officer. Mr. Applebaum joined our company as Chief Legal Officer in September 2014. In July 2014, Ms. Bellin, who previously served as our Vice President – Administration, Corporate Secretary and Treasurer, was named Vice President of Administration, Misgav of our Israeli subsidiary, Medgenics Medical (Israel) Limited, or MMI.

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The terms of the employment agreements of each of our NEOs are described in greater detail below under the heading “Employment Agreements with Named Executive Officers.”

2014 Base Salaries

As noted above, base salaries generally are initially negotiated and set forth in employment agreements with our NEOs. Thereafter, the Compensation Committee reviews the salaries of our NEOs periodically. The Compensation Committee’s aim, in line with our company’s general compensation philosophy, is to set compensation levels that are competitive while maintaining a reasonable cost structure. The employment agreements with Mr. Cola, Dr. Leaman and Dr. Neil provided for no increase in base salaries for 2014, although their base salaries will be reviewed for 2015. Mr. Applebaum’s base salary for 2014 was negotiated in connection with his hiring in September 2014, and Ms. Bellin’s base salary was adjusted effective July 1, 2014 in connection with her new role.

2014 Annual Bonuses

Our NEOs are eligible to receive annual bonuses based upon performance. Each officer’s employment agreement generally provides a target bonus amount, which is reflected as a percentage of annual base salary, and the Compensation Committee, in consultation with senior management, determines whether the specific NEO is entitled to all or a portion of the target bonus, based upon the achievement of various performance factors. For 2014, target annual bonus levels were 70% of annual base salary for Mr. Cola, 50% of annual base salary for Dr. Leaman, 60% of annual base salary for Dr. Neil, 40% of annual base salary for Mr. Applebaum (prorated based upon the number of days employed with our company in 2014), and 35% for Ms. Bellin (based on an annual salary of $152,500 for 2014).

Mr. Cola elected to receive one-half of his 2014 annual bonus in the form of stock options (in lieu of cash).

Our NEOs were eligible to receive annual bonuses for 2014 based upon the level of achievement of the following corporate performance factors that were communicated to the executives in early 2014:

Performance Factor	Weighting of Performance Factor*
Strategy • Creation and implementation of Board approved strategic plan for our company • Identification of >3 commercially attractive established markets for BioPump • Identify novel applications for the optimized BioPump	20%
Finance • Create capital plan and hire IR firm • Successful de-listing from AIM at annual meeting • Implementation of 2-year equity compensation plan • Maintain cash balance of >$9 million as of 12/31/2014 • Successful equity raise >$20 million	40%
Operations • Implement new company organizational structure • Operational review of supply chain plan to ensure readiness for future clinical and commercial needs • Validation of optimized BioPump in clinical trials • Pre-clinical data for BioPump in two identified commercially attractive markets • Execute one M&A/licensing deal to expand our company’s pipeline	40%

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Our company’s senior management, including Mr. Cola and Drs. Leaman and Neil, provided information to the Compensation Committee as to the level of achievement of each of the foregoing performance factors, and recommended bonus amounts based upon such level of achievement and the respective bonus targets set forth in their respective employment agreements. Mr. Cola recommended the bonus amounts to be paid to Dr. Leaman and Dr. Neil. The Compensation Committee determined that all of the corporate performance factors had been achieved, and reviewed and ultimately approved senior management’s recommendations with respect to 2014 annual bonuses. Although the above performance factors were considered by senior management and the Compensation Committee when determining the annual bonuses for 2014 for our NEOs, they were not dispositive. The Compensation Committee retains significant discretion to set the awards at what they believe are the appropriate levels to ensure objectives are met, taking into consideration a variety of company-specific and market factors. The final annual bonus amounts for 2014 are included in the Summary Compensation Table.

2014 Equity Compensation

Stock option grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other equity awards to NEOs based upon a review of competitive compensation data, its assessment of individual performance, a review of each NEO’s existing long-term incentives, and retention considerations. In 2014, we granted stock options to Mr. Applebaum in connection with the commencement of his employment with us and to Ms. Bellin in recognition of her performance consistent with our retention objectives. In addition, Mr. Cola, Dr. Leaman and Dr. Neil were, at their election, granted options in 2014 in lieu of an annual cash bonus for 2013.

In February 2015, we granted options to Mr. Cola, Dr. Leaman and Dr. Neil in recognition of their performance in 2014, consistent with our retention objectives. In addition, as described above, Mr. Cola elected to receive one-half of his 2014 annual bonus in the form of stock options (in lieu of cash).

Our Other Compensation Policies

Employment Agreements

Each of our NEOs is party to an employment agreement with our company covering a variety of important issues concerning the NEO’s employment, including the service that will be expected of the NEO, the compensation the NEO will be paid, how long and under what circumstances the NEO will remain employed, and the financial details relating to any decision that either our company or the NEO may make to terminate the NEO’s employment with our company. All of our employment agreements also contain significant restrictive covenants that are intended to protect our intellectual property.

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We provide all of our NEOs with severance arrangements in their employment agreements. We believe that severance packages are a common characteristic of compensation for executive officers in our industry. They are intended to provide our NEOs with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance arrangements are necessary to help us attract and retain skilled and qualified executive officers to continue to grow our company.

Our employment agreements are described in greater detail below under the heading “Employment Agreements with Named Executive Officers.”

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to its chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) to $1 million per year per covered executive officer. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” including the gain recognized by executive officers upon the exercise of certain compensatory stock options and other compensation based on performance criteria that are approved in advance by stockholders. We are mindful of the benefit to our company and our stockholders of the full deductibility of compensation. However, we believe that there may be times when we need to retain flexibility in compensating our executive officers in a manner that we believe will best promote our corporate objectives even though the compensation may not be fully deductible under Section 162(m). Therefore, we have not adopted a policy that requires that all compensation be deductible.

Accounting Considerations

The accounting impact of our equity compensation program is one of many factors that the Compensation Committee may consider in determining the size and structure of our program.

Common Stock Ownership Requirements

While we have not adopted a formal written policy on common stock ownership requirements, part of our compensation philosophy involves facilitating common stock ownership by our NEOs through the grant of equity awards because we believe that it helps to align their financial interests with those of our stockholders.

Timing of Awards

The Compensation Committee has the authority to grant equity awards under our Stock Incentive Plan. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable stock price.

Compensation Recovery Policy

We do not have a policy to attempt to recover incentive compensation payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

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Prior Say-on-Pay Vote

Our stockholders overwhelmingly approved our executive compensation program at our 2013 annual meeting. Besides this approval, we received no specific feedback from our stockholders concerning our executive compensation program during the past year. Greater than 98% of shares present and eligible to vote approved the nonbinding advisory resolution on executive compensation at our 2013 annual meeting. The Compensation Committee considered this approval a reflection of our stockholders’ favorable view of our compensation program. The Compensation Committee did not specifically rely on the results of the vote in making any compensation-related decisions during 2014.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we incorporate it by specific reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above in this proxy statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the Compensation Committee:

Alastair Clemow, Chairman

Isaac Blech

Joseph J. Grano, Jr.

Compensation Committee Interlocks and Insider Participation

During 2014, Dr. Clemow, Mr. Blech and Mr. Grano served as the members of the Compensation Committee. None of the persons who served as members of the Compensation Committee during 2014 was or is an officer or employee of our company, and no executive officer of our company served or serves on the compensation committee or board of any company that employed or employs any person who served as a member of the Compensation Committee or the Board of Directors in 2014.

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Summary Compensation Table

The following Summary Compensation Table summarizes the compensation information for the years ended December 31, 2014 and 2013 for each of our executive officers listed in the table, to whom we collectively refer as our “named executive officers.” The 2014 Grants of Plan-Based Awards Table following the Summary Compensation Table provides additional information regarding compensation granted to these officers in 2014.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)		Option Awards(2) ($)	All Other Compensation(3) ($)		Total ($)
Michael F. Cola	2014	450,000	315,000	(5)	—	32,901	(6)	797,901
President and	2013	132,981	93,087		3,423,000	6,048		3,655,116
Chief Executive Officer(4)

John H. Leaman	2014	375,000	190,000		—	22,512	(9)	587,512
Chief Financial Officer(7)	2013	110,817	105,409	(8)	1,825,600	6,048		2,047,874

Garry A. Neil	2014	410,000	250,000		—	12,894	(11)	672,894
Chief Scientific Officer(10)	2013	121,160	72,696		2,053,800	1,258		2,248,914

Scott Applebaum	2014	110,038	44,000		1,411,200	—		1,565,238
Chief Legal Officer(12)

Phyllis K. Bellin	2014	123,636	43,000		151,320	36,416	(14)	354,372
Vice President of Administration, Misgav of MI(13)	2013	145,000	30,000		103,825	40,651		319,476

(1)	Mr. Cola and Drs. Leaman and Neil elected to receive their annual bonuses for 2013 in the form of stock options (in lieu of cash), as further described below in the 2014 Grants of Plan-Based Awards Table.

(2)	Amounts included in this column reflect the aggregate grant date fair value of awards granted in the specified year computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(j) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)	Under Israeli law, companies are liable for mandatory severance payments of 8.33% of each monthly salary paid to Israeli employees. Our Israeli subsidiary, Medgenics Medical (Israel) Limited (“MMI”), makes monthly payments of such amount into severance funds. This column includes payments of these amounts and other Israeli social benefits with respect to Ms. Bellin. These amounts were paid in New Israeli Shekels (NIS) and are reported in this column in U.S. dollars based upon an average exchange rate between the NIS and U.S. dollar of 3.5779 for 2014 and 3.716 for 2013. None of our other named executive officers are or were Israeli employees.

(4)	Mr. Cola was appointed as our President and Chief Executive Officer on September 13, 2013. Mr. Cola does not receive any additional compensation for his service as a director.

(5)	Mr. Cola elected to receive one-half of his annual bonus for 2014 in the form of stock options (in lieu of cash). Accordingly, in lieu of payment in cash of $157,500, on February 18, 2015, he was awarded options to purchase 42,087 shares having an exercise price of $7.01 per share. These options were fully vested upon grant and will expire on February 18, 2025.

(6)	Represents health care benefits.

(7)	Dr. Leaman was appointed as our Chief Financial Officer on September 13, 2013.

(8)	Includes a signing bonus of $50,000.

(9)	Represents health care benefits.

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(10)	Dr. Neil was appointed initially as our Global Head of Research and Development on September 13, 2013. His title was changed to Chief Scientific Officer in July 2014, although none of his compensation arrangements changed as a result of the new title.

(11)	Represents health care benefits.

(12)	Mr. Applebaum was appointed as our Chief Legal Officer on September 8, 2014.

(13)	Ms. Bellin served as our Vice President – Administration, Corporate Secretary and Treasurer through July 1, 2014 and then assumed the role of Vice President of Administration, Misgav of MMI.

(14)	Represents $6,204 for managers’ insurance, $10,296 payment into severance fund, $1,450 for disability insurance, $3,952 for the advanced study fund, $740 for Israeli recreation pay and $13,774 for car allowance.

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2014 Grants of Plan-Based Awards Table

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Michael F. Cola	4/16/2014	17,327	$6.45	$41,068
John H. Leaman	4/16/2014	10,314	6.45	24,446
Garry A. Neil	4/16/2014	13,532	6.45	32,073
Scott Applebaum	9/8/2014	450,000	6.04	1,411,200
Phyllis K. Bellin	4/16/2014	40,000	6.45	151,320

(1)	The options granted to Mr. Cola and Drs. Leaman and Neil were, at each officer’s election, awarded in lieu of an annual cash bonus for 2013 of $93,087 (with respect to Mr. Cola), $55,409 (with respect to Dr. Leaman), and $72,696 (with respect to Dr. Neil). These options were fully vested upon grant. The options granted to Mr. Applebaum will vest with respect to one-third of such shares on the first anniversary of the grant date and the balance will vest in equal increments on a monthly basis over two years thereafter. The options granted to Ms. Bellin will vest in four equal annual installments beginning on the first anniversary of the grant date. All of these options were granted under the Stock Incentive Plan.

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Employment Agreements with Named Executive Officers

Michael F. Cola

On September 13, 2013, we entered into an employment agreement with Mr. Cola to serve as our President and Chief Executive Officer. The agreement has a term of three years, subject to automatic extension for successive one-year periods unless either party provides 90 days’ advance written notice of such party’s desire not to renew. The agreement provides for an initial base salary at an annual rate of $450,000, subject to review by our Board for possible increase, but not decrease, beginning in fiscal year 2015. Mr. Cola is also eligible to receive performance-based annual bonuses for each fiscal year ending during the employment period, with any applicable performance metrics and goals to be established by our Board after consultation with Mr. Cola. His initial target bonus is 70% of annual base salary but may be greater or less based upon actual performance and the determination of our Board. Mr. Cola’s annual bonus for fiscal year 2013 was prorated based on the number of days employed during the year. He is also entitled to participate in all incentive and benefit plans in effect from time to time with respect to our senior executives in the United States.

John H. Leaman

On September 13, 2013, we entered into an employment agreement with Dr. Leaman to serve as our Chief Financial Officer. The agreement is substantially similar to the employment agreement entered into with Mr. Cola, except that Dr. Leaman’s employment agreement provides for an initial base salary at an annual rate of $375,000, a signing bonus of $50,000 and an initial target bonus of 50% of annual base salary.

Garry A. Neil

On September 13, 2013, we entered into an employment agreement with Dr. Neil to serve as our Global Head of Research and Development. His title was changed to Chief Scientific Officer in July 2014, although none of his compensation arrangements changed as a result of the new title. The agreement is substantially similar to the employment agreement entered into with Mr. Cola, except that Dr. Neil’s employment agreement provides for an initial base salary at an annual rate of $410,000 and an initial target bonus of 60% of annual base salary.

Scott Applebaum

On September 8, 2014, we entered into an employment agreement with Mr. Applebaum to serve as our Chief Legal Officer. The agreement is substantially similar to the employment agreement entered into with Mr. Cola, except that Mr. Applebaum’s employment agreement provides for an initial base salary at an annual rate of $350,000, subject to review by our Board for possible increase, but not decrease, beginning in fiscal year 2016, and an initial target bonus of 40% of annual base salary. Mr. Applebaum’s annual bonus for fiscal year 2014 was prorated based on the number of days employed during the year.

Phyllis K. Bellin

Effective July 1, 2014, we amended our employment agreement with Ms. Bellin. As of that date, Ms. Bellin was appointed Vice President of Administration, Misgav of MMI. The amendment decreased the amount of time Ms. Bellin is expected to work from full-time to approximately 60% of full-time, and correspondingly decreased Ms. Bellin’s gross salary from $159,496 per year to $100,000 per year. Additionally, Ms. Bellin became eligible for an annual discretionary bonus of up to 35% of her annual salary in lieu of any other bonus to which she was eligible prior to the amendment. The term of Ms. Bellin’s employment agreement will end on June 30, 2015 unless earlier terminated pursuant to the terms of the agreement, subject to extension for subsequent one year terms upon the parties’ mutual agreement.

Ms. Bellin is entitled to participate in or receive benefits under our social insurance and benefits plans, including managers’ insurance (“bituach minahlim”), disability insurance and an advanced study fund (“keren hishtalmut”). These are customary benefits provided to all employees based in Israel (other than those in very junior positions). A management insurance fund is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An advanced study fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes. We pay certain percentages of Ms. Bellin’s salary towards these insurance and benefits plans, including 5% to managers’ insurance, up to 2.5% percent to disability insurance, 8.33% to severance compensation and 7.5% to the advanced study fund. Ms. Bellin is entitled to the use of a company car.

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Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth certain information, on an award-by-award basis, concerning outstanding unexercised options to purchase common stock for each named executive officer as of December 31, 2014. None of our named executive officers held any unvested shares of common stock as of December 31, 2014.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael F. Cola	4/16/2014	17,327	—		6.45	4/16/2024
	9/13/2013	625,001	874,9991)		4.22	9/13/2023
John H. Leaman	4/16/2014	10,314	—		6.45	4/16/2024
	9/13/2013	333,336	466,664	(2)	4.22	9/13/2023
Garry A. Neil	4/16/2014	13,532	—		6.45	4/16/2024
	9/13/2013	375,000	525,000	(3)	4.22	9/13/2023
Scott Applebaum	9/8/2014	—	450,000	(4)	6.04	9/8/2024
Phyllis K. Bellin	4/16/2014	—	40,000	(5)	6.45	4/16/2024
	9/20/2013	6,250	18,750	(6)	7.02	9/20/2023
	12/9/2011	65,000	10,000	(7)	3.14	12/9/2021

(1)	These options will vest in increments of 41,667 shares on a monthly basis through September 2016, subject to Mr. Cola’s continuous service through each vesting date.

(2)	These options will vest in increments of 22,223 shares on a monthly basis through September 2016, subject to Dr. Leaman’s continuous service through each vesting date.

(3)	These options will vest in increments of 25,000 shares on a monthly basis through September 2016, subject to Dr. Neil’s continuous service through each vesting date.

(4)	These options will vest in one installment of 150,000 shares on the first anniversary of the grant date and 24 equal monthly installments of 12,500 shares thereafter, subject to Mr. Applebaum’s continuous service through each vesting date.

(5)	These options will vest in four equal annual installments beginning on the first anniversary of the grant date, or, if sooner, the termination of Ms. Bellin’s employment with MMI (unless such termination is for cause).

(6)	These options will vest in three equal annual installments on each of September 20, 2015, September 20, 2016 and September 20, 2017, or, if sooner, the termination of Ms. Bellin’s employment with MMI (unless such termination is for cause).

(7)	These options will vest on December 9, 2015, or, if sooner, the termination of Ms. Bellin’s employment with MMI (unless such termination is for cause).

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2014 Option Exercises and Stock Vested

None of our named executive officers exercised any options or held any stock awards that vested during the year ended December 31, 2014.

Potential Payments Upon Termination or Change of Control

The employment agreements that we entered into with our named executive officers provide for certain payments in connection with a termination of employment.

Under our employment agreements with Mr. Cola, Dr. Leaman, Dr. Neil and Mr. Applebaum, we may terminate such officer’s employment immediately upon written notice in the event of death or disability, in which case he or his estate will be entitled to all wages and benefits earned through the effective date of termination, a pro-rated bonus for the year in which the termination date occurs, a lump sum payment equal to 100% of his annual base salary plus target bonus for the year in which the termination date occurs, continuing coverage under medical and dental plans for a period of up to 12 months after the termination date and immediate vesting of unvested stock options scheduled to vest within 12 months after the termination date (which options would remain exercisable through the earlier of the 24-month anniversary of the termination date or the original expiration date). If such officer terminates his employment for good reason (as defined in the agreement) or we terminate his employment without cause (as defined in the agreement), he will be entitled to all wages and benefits earned through the effective date of termination, a pro-rated bonus for the year in which the termination date occurs, a lump sum payment equal to 150% of his annual base salary plus 150% of his target bonus for the year in which the termination date occurs, continuing coverage under medical and dental plans for a period of up to 18 months after the termination date and immediate vesting of all unvested stock options (which options would remain exercisable through the earlier of the 24-month anniversary of the termination date or the original expiration date). If we terminate such officer’s employment for cause, he will only be entitled to wages and benefits earned through the effective date of termination, and all unvested stock options will expire and vested stock options will terminate and no longer be exercisable. Each such officer may terminate his employment voluntarily without good reason by giving at least 60 days’ prior written notice, in which case he will only be entitled to wages and benefits earned through the effective date of termination, and all unvested stock options will expire and vested stock options will remain exercisable for a period of 90 days after the termination date. Each such officer has agreed not to compete and not to solicit our employees, consultants, customers or suppliers during the period of his employment and for a period of 12 months following the termination of his employment.

The options granted to Mr. Cola, Dr. Leaman and Dr. Neil upon entering into employment with us in September 2013 will become fully exercisable in the event of a change of control that occurs on or before such officer’s termination of service.

Under our employment agreement with Ms. Bellin, either party may terminate the agreement without cause upon three months’ prior written notice to the other party. Upon termination of the employment agreement by MMI for any reason other than as a result of her death or disability or for cause, Ms. Bellin would be entitled to receive (i) accrued severance of $187,041 and (ii) an additional severance payment equal to one month of her salary and social contributions for each 12 month period occurring between July 1, 2014 and the termination date. Additionally, upon a termination by MMI other than for cause, or if MMI does not agree to extend the term for an additional one year period any reason, Ms. Bellin would be entitled to receive an additional payment to be calculated based on the difference between the amount of her then current salary and benefits and the salary and benefits that she was entitled to prior to July 1, 2014. Upon a termination due to death or disability, by MMI for cause, or by Ms. Bellin, she would not be entitled to receive any severance or other amounts, except for any amounts payable under the Israeli social insurance and benefits plans described above. Upon termination for any reason, Ms. Bellin would receive a payment related to accrued vacation of $46,556, plus redemption of unused vacation days accruing after July 1, 2014, and any outstanding recuperating pay.

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All unvested stock options held by Ms. Bellin as of July 15, 2014 will vest upon the termination of her employment with MMI and all outstanding stock options held by Ms. Bellin as of July 15, 2014 will remain exercisable until their stated expiration dates, in each case, unless such termination is for cause.

Stock Incentive Plan

Except for the options granted to Mr. Cola, Dr. Leaman and Dr. Neil as an inducement material to entering into employment with us in September 2013, all of the options held by our named executive officers as of December 31, 2014 were granted under our Stock Incentive Plan, which we initially adopted in March 2006 and, with stockholder approval, subsequently amended, most recently in 2014. The Stock Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Stock Incentive Plan, the Compensation Committee has full authority and discretion to take any actions it deems necessary or advisable for the administration of the Stock Incentive Plan.

Our Stock Incentive Plan provides that, unless otherwise stated in an award agreement, in the event of a change of control, all outstanding unvested options will be immediately and fully vested and exercisable, and all restrictions applicable to outstanding restricted stock awards will terminate fully, except under certain circumstances in which the relevant participant is associated with the party/ies gaining control of us.

An option holder will have the right to exercise any options held by him or her following the termination of his or her service during the option term, to the extent that the option was exercisable and vested at the date of termination of service:

•	if the termination of service was due to any reason other than death or disability — for the shorter of 90 days from the date of termination of service and the unexpired term of the option; or

•	if the termination of service was due to death or disability of the option holder — for the shorter of one year from the date of termination of service and the unexpired term of the option.

The Compensation Committee may, in its sole discretion, extend these periods. Unless otherwise determined by the Compensation Committee, to the extent that the right to exercise the option has not vested at the date of termination of service, the option will terminate when the option holder’s service terminates. Similarly, unvested awards of restricted stock will be forfeited and returned to us in the event of a termination of service occurring prior to the expiration of the vesting period for the award unless otherwise determined by the Compensation Committee.

For the purposes of the Stock Incentive Plan, termination of service means the termination of a person’s status as our employee or director or (where the person is not an employee or director of our company) the termination of the person’s business relationship with us.

Termination and Change of Control Payments

The following table includes estimated payments owed and benefits required to be provided to our named executive officers under the employment agreements, option agreements and Stock Incentive Plan described above, exclusive of benefits available on a non-discriminatory basis generally, in each case assuming that the triggering event described in the table occurred on December 31, 2014.

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Name	Triggering Event	Cash Severance ($)		Accelerated Vesting of Stock and Option Awards(1) ($)	Continuation of Medical and Dental Benefits(2) ($)	Total ($)
Michael F. Cola	Termination due to death or disability	765,000		420,003	30,182	1,215,185
	Termination for good reason or without cause	1,147,500		734,999	45,274	1,927,773
	Termination for cause	—		—	—	—
	Change of control	—		734,999	—	734,999
John H. Leaman	Termination due to death or disability	562,500		224,008	18,664	805,172
	Termination for good reason or without cause	843,750		391,998	27,997	1,263,745
	Termination for cause	—		—	—	—
	Change of control	—		391,998	—	391,998
Garry A. Neil	Termination due to death or disability	656,000		252,000	12,934	920,934
	Termination for good reason or without cause	984,000		441,000	19,400	1,444,400
	Termination for cause	—		—	—	—
	Change of control	—		441,000	—	441,000
Scott Applebaum	Termination due to death or disability	490,006		-0-	—	490,006
	Termination for good reason or without cause	735,008		-0-	13,789	748,797
	Termination for cause	—		—	—	—
	Change of control	—		-0-	—	-0-
Phyllis K. Bellin	Termination due to death or disability	—		—	—	—
	Termination without cause	187,041	(3)	19,200	—	206,241
	Termination for cause	—		—	—	—
	Change of control	—		19,200	—	19,200

(1)	Per SEC rules, the value shown for each named executive officer is the aggregate spread between the closing market price of our common stock on the NYSE MKT of $5.06 per share on December 31, 2014 and the exercise price of the accelerated options, if less than $5.06. No value is assigned to accelerated options with exercise prices equal to or greater than $5.06 per share.

(2)	Represents the estimated cost of providing or paying for continuing medical and dental coverage for 12 months following termination due to death or disability, or 18 months following termination for good reason or without cause.

(3)	In addition to the severance payable under her employment agreement, Ms. Bellin is also entitled to receive the cumulative amount we have paid into her severance fund in accordance with Israeli law since July 1, 2014, which equaled $4,165 as of December 31, 2014.

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2014 Director Compensation

In 2014, our directors were compensated in accordance with a comprehensive compensation policy for directors recommended by the Compensation Committee, in consultation with its outside compensation consultant, and initially adopted by our Board in October 2012. Based on the director compensation policy, the compensation received by non-executive directors for fiscal 2014 was as follows:

Annual retainer	$15,000
Annual committee chair retainer	$5,000
Meeting fees	$1,500 – $2,500 per meeting	(1)
Annual restricted stock grant	7,000 shares	(2)
Annual option grant	15,000 shares	(3)

(1)	Varies based on location and type of meeting.

(2)	These grants of restricted stock vested in equal installments on January 3, 2014 and January 2, 2015. Dr. Bauer did not receive the annual restricted stock grant due to his consulting agreement with us. See “Consulting Agreement with Dr. Bauer” below.

(3)	These options have a 10-year term, vest in equal installments over three years and have an exercise price equal to $6.50, which was the closing price on the date of issuance (January 2, 2014). Dr. Bauer did not receive the annual option grant due to his consulting agreement with us. See “Consulting Agreement with Dr. Bauer” below.

The following table provides director compensation information for the year ended December 31, 2014 for our directors who served as such at any time during that year (other than Mr. Cola, whose compensation is fully reflected in the Summary Compensation Table above).

Name	Fees Earned or Paid in Cash ($)	Stock Awards(*) ($)(1)	Option Awards(*) ($)		All Other Compensation ($)		Total ($)
Sol J. Barer	24,000	45,500	54,180	(2)	—		123,680
Eugene A. Bauer	9,000	—	—	(3)	33,750	(4)	42,750
Isaac Blech	24,000	45,500	54,180	(5)	—		123,680
Alastair Clemow	31,000	45,500	54,180	(6)	—		130,680
Wilbur H. Gantz	25,000	45,500	54,180	(7)	—		124,680
Joseph J. Grano, Jr.	30,000	45,500	54,180	(8)	—		129,680
Joel S. Kanter	26,500	45,500	54,180	(9)	—		126,180
Stephen D. McMurray	22,000	45,500	54,180	(10)	—		121,680
Andrew L. Pearlman(11)	6,538	45,500	54,180	(12)	20,000	(13)	126,218

*	Amounts included in this column reflect the aggregate grant date fair value of awards granted in 2014 computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(j) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(1)	Amounts reported in this column represent the grant date fair value of 7,000 shares of restricted stock granted to the specified directors on January 2, 2014 under our Stock Incentive Plan, 3,500 of which vested on January 3, 2014 and 3,500 of which vested on January 2, 2015. As of December 31, 2014, each of Dr. Barer, Mr. Blech, Dr. Clemow, Mr. Gantz, Mr. Grano, Mr. Kanter and Dr. McMurray held 3,500 shares of restricted stock. Dr. Pearlman forfeited 3,500 shares of restricted stock upon his retirement from the Board on April 8, 2014.

(2)	Represents the grant date fair value of options to purchase 15,000 shares of common stock granted on January 2, 2014 under our Stock Incentive Plan at an exercise price of $6.50 per share. Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2014, Dr. Barer or affiliated trusts held options to purchase an aggregate of 1,330,000 shares of common stock.

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(3)	As of December 31, 2014, Dr. Bauer held options to purchase an aggregate of 78,571 shares of common stock.

(4)	Represents the prorated portion of the annual consulting fee pursuant to Dr. Bauer’s consulting agreement, which was terminated effective May 15, 2014. See “Consulting Agreement with Dr. Bauer” below.

(5)	Represents the grant date fair value of options to purchase 15,000 shares of common stock granted on January 2, 2014 under our Stock Incentive Plan at an exercise price of $6.50 per share. Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2014, Mr. Blech held options to purchase an aggregate of 114,068 shares of common stock.

(6)	Represents the grant date fair value of options to purchase 15,000 shares of common stock granted on January 2, 2014 under our Stock Incentive Plan at an exercise price of $6.50 per share. Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2014, Dr. Clemow held options to purchase an aggregate of 120,714 shares of common stock.

(7)	Represents the grant date fair value of options to purchase 15,000 shares of common stock granted on January 2, 2014 under our Stock Incentive Plan at an exercise price of $6.50 per share. Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2014, Mr. Gantz held options to purchase an aggregate of 315,000 shares of common stock.

(8)	Represents the grant date fair value of options to purchase 15,000 shares of common stock granted on January 2, 2014 under our Stock Incentive Plan at an exercise price of $6.50 per share. Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2014, Mr. Grano held options to purchase an aggregate of 315,000 shares of common stock.

(9)	Represents the grant date fair value of options to purchase 15,000 shares of common stock granted on January 2, 2014 under our Stock Incentive Plan at an exercise price of $6.50 per share. Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2014, Mr. Kanter held options to purchase an aggregate of 132,142 shares of common stock.

(10)	Represents the grant date fair value of options to purchase 15,000 shares of common stock granted on January 2, 2014 under our Stock Incentive Plan at an exercise price of $6.50 per share. Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2014, Dr. McMurray or affiliated trusts held options to purchase an aggregate of 136,428 shares of common stock.

(11)	Dr. Pearlman retired from the Board on April 8, 2014.

(12)	Represents the grant date fair value of options to purchase 15,000 shares of common stock granted on January 2, 2014 under our Stock Incentive Plan at an exercise price of $6.50 per share. Such options were forfeited upon Dr. Pearlman’s retirement from the Board on April 8, 2014. As of December 31, 2014, Dr. Pearlman held no option awards.

(13)	Represents consulting fees pursuant to Dr. Pearlman’s consulting services agreement, which expired on March 13, 2014. See “Consulting Agreement with Dr. Pearlman” below.

Consulting Agreement with Dr. Bauer

We entered into a consulting agreement in October 2010 with Dr. Bauer under which he provided financial, strategic, business development, investor relations and clinical and regulatory consulting services to us. The consulting agreement provided for an annual consulting fee of $90,000. In addition, we issued to him 57,142 shares of restricted common stock in October 2010. The restrictions on such common stock lapsed with respect to 25% of the shares in each of October 2012 and October 2013, and were scheduled to lapse with respect to the remaining 50% in October 2014. Effective May 15, 2014, we and Dr. Bauer mutually agreed to terminate the consulting agreement at which time the restrictions on the remaining restricted common stock lapsed. We did not provide any bonus, profit sharing, insurance, health or similar benefits to Dr. Bauer, although we agreed to reimburse his reasonable business expenses.

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Consulting Agreement with Dr. Pearlman

On September 13, 2013, in connection with his resignation as our President and Chief Executive Officer, we entered into a consulting services agreement with Dr. Pearlman. The agreement had a term of six months and expired on March 13, 2014. Pursuant to the consulting services agreement, Dr. Pearlman agreed to provide consulting services, including financial, strategic, business development, investor relations and clinical and regulatory consulting services, to us and our affiliates, as and when requested by us. The agreement provided for a monthly consulting fee of $8,000 and the reimbursement of reasonable expenses.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the General Corporation Law of the State of Delaware, which we refer to as the DGCL. Our amended and restated certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for any of the following:

•	Any transaction from which the director derived an improper personal benefit;

•	Acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

•	Voting or assenting to unlawful payments of dividends or other distributions.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect to any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited in accordance with the DGCL.

In addition, our amended and restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain directors and officers liability insurance coverage for the benefit of our directors and officers. Such insurance is generally designed to respond to claims against company officers and directors alleging breach of duty. Subject to their terms, conditions, and exclusions, these policies respond to civil and criminal matters, including securities-related matters. Our company’s program structure consists of “standard” coverage, as well as “A-side difference in conditions” coverage. Standard coverage includes coverage for non-indemnifiable claims against individuals (“A-side claims”), indemnifiable claims against individuals (“B-side claims”), and securities claims (including securities claims against the corporate entity) (“C-side claims”). The separate A-side difference in conditions coverage responds only for non-indemnifiable claims. Subject to its terms, conditions, and exclusions, the A-side coverage responds when the underlying standard coverage fails to respond in certain situations. We believe our coverage is consistent with industry standards.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2014 regarding the common stock that may be issued as stock grants or upon exercise of options, warrants and rights under all of our equity compensation plans, including individual compensation arrangements.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options and Warrants(1)		Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	4,190,472	(2)	$5.32	1,946,840
Equity compensation plans not approved by security holders	4,494,478	(3)	5.75	—
Total	8,684,950		$5.54	1,946,840

(1)	The number of shares is subject to adjustment in the event of stock splits and other similar events.

(2)	Consists of (i) 3,285,282 options awarded under the Stock Incentive Plan, and (ii) 905,190 warrants issued in 2006 in connection with a recapitalization of our company, all of which are currently exercisable, have an exercise price of $2.49 per share and will expire on March 31, 2016.

(3)	Consists of:

(i)	An inducement award of 900,000 options granted outside of the Stock Incentive Plan to Dr. Barer in June 2012 having an exercise price of $10.80 per share and expiring on June 29, 2017. All of these options were exercisable as of December 31, 2014;

(ii)	Inducement awards granted in September 2013 outside of the Stock Incentive Plan to Mr. Cola (1,500,000 options), Dr. Leaman (800,000 options) and Dr. Neil (900,000 options), each as further described in the Outstanding Equity Awards at 2014 Fiscal Year-End table above; and

(iii)	Warrants to purchase an aggregate of 394,478 shares of common stock issued as compensation to consultants, as further described in Note 6 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 25, 2015 by the following:

•	Each of our directors and named executive officers;

•	All of our directors and executive officers as a group; and

•	Each person or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

For purposes of the table below, we treat shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after February 25, 2015 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of the person, but we do not treat the shares as outstanding for the purpose of computing the percentage ownership of any other stockholder.

Except as otherwise set forth below, the address of each of the persons or entities listed in the table is c/o Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087.

	Shares Beneficially Owned
Name	Number	Percentage**

Named Executive Officers and Directors:
Scott Applebaum	6,098	*
Sol J. Barer(1)	1,771,187	6.8%
Eugene A. Bauer(2)	241,111	1.0
Phyllis K. Bellin(3)	91,914	*
Isaac Blech(4)	2,962,562	11.3%
Alastair Clemow(5)	110,075	*
Michael F. Cola(6)	912,059	3.5%
Wilbur H. Gantz(7)	236,390	*
Joseph J. Grano, Jr.(8)	360,780	1.4%
Joel S. Kanter(9)	324,522	1.3%
John H. Leaman(10)	432,542	1.7%
Stephen D. McMurray(11)	185,012	*
Garry A. Neil(12)	512,922	2.0%
All currently-serving directors and executive officers as a group (12 persons)(13)	8,055,260	27.1%

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	Shares Beneficially Owned
Name	Number	Percentage**

5% Stockholders:
ACNYC LLC(14) Andrew Cader 300 Beach Drive NE, Unit 2401 St. Petersburg, FL 33701	1,751,857	6.9%

*	Represents less than 1%.

**	Percentages calculated in accordance with SEC rules and based upon 24,842,575 shares of common stock outstanding as of February 25, 2015.

(1)	Consists of:

(i)	357,000 shares of common stock, 10,000 options having an exercise price of $7.25 per share expiring on January 2, 2023, and 5,000 options having an exercise price of $6.50 per share expiring on January 2, 2024 held directly by Dr. Barer;

(ii)	450,000 options having an exercise price of $10.80 per share expiring on June 29, 2017 and 66,667 options having an exercise price of $5.22 per share expiring on September 13, 2023, held by the Sol J. Barer 2014 Grantor Retained Annuity Trust No. III, of which Dr. Barer is the sole trustee and annuitant;

(iii)	450,000 options having an exercise price of $10.80 per share expiring on June 29, 2017 and 66,666 options having an exercise price of $5.22 per share expiring on September 13, 2023, held by the Meryl Barer 2014 Grantor Retained Annuity Trust No. III, of which Meryl Barer, Dr. Barer’s wife, is the sole trustee and annuitant; and

(iv)	365,854 shares of common stock held by the Sol J. Barer 2013 Grantor Retained Annuity Trust No. IV, of which Dr. Barer is the sole trustee and annuitant.

(2)	Includes 28,571 options having an exercise price of $8.19 per share expiring on September 14, 2020 and 16,666 options having an exercise price of $6.70 per share expiring on November 11, 2023.

(3)	Includes 65,000 options having an exercise price of $3.14 per share expiring on December 9, 2021, 6,250 options having an exercise price of $7.02 per share expiring on September 20, 2023, and 10,000 options having an exercise price of $6.45 per share expiring on April 16, 2024.

(4)	Consists of:

(i)	21,000 shares of common stock, 19,068 options having an exercise price of $6.65 per share expiring on December 10, 2020, 15,000 options having an exercise price of $2.66 per share expiring on January 3, 2022, 10,000 options having an exercise price of $7.25 per share expiring on January 2, 2023, 16,666 options having an exercise price of $6.70 per share expiring on November 11, 2023, and 5,000 options having an exercise price of $6.50 per share expiring on January 2, 2024 held directly by Mr. Blech;

(ii)	400,000 shares of common stock and warrants to purchase 400,000 shares having an exercise price of $6.00 per share expiring on April 12, 2016 held by Liberty Charitable Remainder Trust FBO Isaac Blech UAD 1/9/87 (the “Liberty Trust”);

(iii)	400,000 shares of common stock and warrants to purchase 400,000 shares having an exercise price of $6.00 per share expiring on April 12, 2016 held by West Charitable Remainder Unitrust (the “West Trust”); and

(iv)	845,471 shares of common stock, warrants to purchase 230,357 shares having an exercise price of $4.10 per share expiring on September 22, 2015 and 200,000 warrants having an exercise price of $6.00 per share expiring on April 12, 2016 held by River Charitable Remainder Unitrust f/b/o Isaac Blech (the “River Trust”).

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Mr. Blech is the sole trustee of each of the Liberty Trust, the West Trust and the River Trust (collectively, the “Trusts”), and, as such, has sole voting and dispositive power over the securities held by the Trusts. Mr. Blech disclaims beneficial ownership of the securities held by the Trusts. The address of the Trusts is 75 Rockefeller Plaza, 29th Floor, New York, New York 10019.

(5)	Includes 12,857 options having an exercise price of $8.19 per share expiring on September 13, 2020, 12,857 options having an exercise price of $6.55 per share expiring on January 11, 2021, 15,000 options having an exercise price of $2.66 per share expiring on January 3, 2022, 10,000 options having an exercise price of $7.25 per share expiring on January 2, 2023, 16,666 options having an exercise price of $6.70 per share expiring on November 11, 2023, and 5,000 options having an exercise price of $6.50 per share expiring on January 2, 2024.

(6)	Includes 791,669 options having an exercise price of $4.22 per share expiring on September 13, 2023, 17,327 options having an exercise price of $6.45 per share expiring on April 16, 2024, and 42,087 options having an exercise price of $7.01 per share expiring on February 18, 2025.

(7)	Includes 200,000 options having an exercise price of $6.29 per share expiring on October 16, 2018 and 5,000 options having an exercise price of $6.50 per share expiring on January 2, 2024.

(8)	Includes 300,000 options having an exercise price of $4.99 per share expiring on March 15, 2018 and 5,000 options having an exercise price of $6.50 per share expiring on January 2, 2024.

(9)	Consists of:

(i)	119,804 shares of common stock, 28,571 options having an exercise price of $8.19 per share expiring on September 14, 2020, 8,571 options having an exercise price of $6.55 per share expiring on January 11, 2021, 15,000 options having an exercise price of $2.66 per share expiring on January 3, 2022, 10,000 options having an exercise price of $7.25 per share expiring on January 2, 2023, 16,666 options having an exercise price of $6.70 per share expiring on November 11, 2023, and 5,000 options having an exercise price of $6.50 per share expiring on January 2, 2024 held directly by Mr. Kanter;

(ii)	Securities held by the Kanter Family Foundation (“KFF”), an Illinois not-for-profit corporation of which Mr. Kanter is the President and is a Director and over which he exercises sole voting and investment control, but he disclaims any and all beneficial ownership of securities owned by such entity. Securities beneficially owned by KFF consist of 106,889 shares of common stock, warrants to purchase 10,714 shares having an exercise price of $4.10 per share expiring on September 22, 2015 and warrants to purchase 1,932 shares having an exercise price of $4.99 per share expiring on April 12, 2016; and

(iii)	1,375 shares of common stock held by Windy City, Inc., a closely-held corporation of which Mr. Kanter is the President and is a Director and over which he exercises sole voting and investment control, but he disclaims any and all beneficial ownership of securities owned by such entity.

(10)	Includes 422,228 options having an exercise price of $4.22 per share expiring on September 13, 2023 and 10,314 options having an exercise price of $6.45 per share expiring on April 16, 2024.

(11)	Consists of:

(i)	96,274 shares of common stock held directly by Dr. McMurray; and

(ii)	Warrants to purchase 644 shares having an exercise price of $4.99 per share expiring on April 12, 2016, 28,571 options having an exercise price of $8.19 per share expiring on September 14, 2020, 12,857 options having an exercise price of $6.55 per share expiring on January 11, 2021, 15,000 options having an exercise price of $2.66 per share expiring on January 3, 2022, 10,000 options having an exercise price of $7.25 per share expiring on January 2, 2023, 16,666 options having an exercise price of $6.70 per share expiring on November 11, 2023, and 5,000 options having an exercise price of $6.50 per share expiring on January 2, 2024 held by the Stephen and Barbara McMurray Family Trust U/A/D April 4, 2013, of which Dr. McMurray and his wife are the trustees and beneficiaries.

(12)	Includes 475,000 options having an exercise price of $4.22 per share expiring on September 13, 2023 and 13,532 options having an exercise price of $6.45 per share expiring on April 16, 2024.

(13)	Footnotes (1), (2) and (4) through (12) are incorporated herein.

(14)	Information based on a Schedule 13G (Amendment No. 4) filed with the SEC on February 11, 2015 by ACNYC LLC and Andrew Cader. As reported in the Schedule 13G, as of December 31, 2014, ACNYC LLC and Mr. Cader share voting and dispositive power over 1,197,722 shares of common stock plus warrants to purchase up to 554,135.07 additional shares of common stock.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2014 all of our officers and directors filed the required reports on a timely basis under Section 16(a).

Certain Relationships and Related Transactions

Review and approval of related party transactions has been delegated by the Board of Directors to the Audit Committee. The Audit Committee reviews and approves all transactions that are required to be reported pursuant to Item 404(a) of Regulation S-K. Currently, we are not a party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected and appointed Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2015. Kost Forer Gabbay & Kasierer audited our consolidated financial statements as of and for the years ended December 31, 2014 and 2013. Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Kost Forer Gabbay & Kasierer, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

Representatives of Kost Forer Gabbay & Kasierer are not expected to be present at the annual meeting; however, they are expected to be available by telephone to respond to appropriate questions.

Fees

The following table sets forth the aggregate fees billed to us by our principal accountant, Kost Forer Gabbay & Kasierer, for professional services rendered on behalf of our company and its subsidiary for fiscal years 2014 and 2013, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands).

	2014	2013
Audit Fees	$96,000	$192,000
Audit-Related Fees	50,000	39,000
Tax Fees	26,000	37,000
All Other Fees	68,000	14,000
Total	$240,000	$282,000

Audit Fees. Audit Fees relate to professional services rendered in connection with the audit of our annual financial statements, the review of the semi-annual financial statements included in our regulatory filings on AIM, and audit services provided in connection with other statutory and regulatory filings.

Audit-Related Fees. Audit-Related Fees include amounts for assurance and related services.

Tax Fees. Tax Fees include professional services related to tax compliance, tax advice and tax planning, including, but not limited to, the preparation of federal and state tax returns.

All Other Fees. All Other Fees include professional services related to non-audit related services, primarily relating to Section 404 of the Sarbanes-Oxley Act implementation guidance.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided to us by the independent auditors. All of the fiscal year 2013 and 2014 audit and non-audit services were pre-approved by the Audit Committee of our Board of Directors.

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Vote Required

Assuming a quorum is present, the ratification of the appointment of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm requires the approval of a majority of the votes cast at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your bank, broker or other nominee may vote your shares in its discretion with respect to this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we incorporate it by specific reference.

The undersigned members of the Audit Committee of the Board of Directors of Medgenics, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2014 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for Medgenics, Inc. for the fiscal year ended December 31, 2014.

2.	The Audit Committee has discussed with representatives of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2014 be included in Medgenics, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Submitted by the Audit Committee:

Joel S. Kanter, Chairman

Alastair Clemow

Wilbur H. Gantz

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OTHER MATTERS BEFORE THE ANNUAL MEETING

The Board of Directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Michael F. Cola
Chief Executive Officer and President

Wayne, Pennsylvania

March 10, 2015

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PROXY	PROXY

MEDGENICS, INC.
435 Devon Park Drive, Building 700
Wayne, Pennsylvania 19087

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEDGENICS, INC.

The undersigned hereby appoints Michael F. Cola and Sol J. Barer, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of Medgenics, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, April 16, 2015 at 10:00 a.m. local time at The Westin New York at Times Square, 270 West 43rd Street, New York, NY 10036, and at any adjournments or postponements thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold
	01- Sol J. Barer	☐	☐	02- Eugene A. Bauer	☐	☐
	03- Isaac Blech	☐	☐	04- Alastair Clemow	☐	☐
	05- Michael F. Cola	☐	☐	06- Wilbur H. (Bill) Gantz	☐	☐
	07- Joseph J. Grano, Jr.	☐	☐

2.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For☐	Against☐	Abstain☐

3.	In their discretion, as to such other proper business as may come before the meeting and any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 10, 2015, and the 2014 Annual Report to Stockholders.

Dated: ________________________, 2015

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by more than one person, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

If your address is incorrectly shown, please print changes.